UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 2, 2019, FuelCell Energy, Inc. (the “Company”) entered into an engagement letter (the “Engagement Letter”) with Huron Consulting Services LLC (“Huron”), pursuant to which Huron will provide various services related to the Company’s restructuring and contingency planning initiatives. The engagement began on June 2, 2019 and will end upon written notice by either the Company or Huron.

In accordance with the Engagement Letter, on June 2, 2019, the Board of Directors of the Company (the “Board”) appointed Laura Marcero, a Managing Director of Huron, as Chief Restructuring Officer (“CRO”) of the Company and its subsidiaries, and Lee Sweigart, a Senior Director of Huron, as Deputy Chief Restructuring Officer (“DCRO”) of the Company and its subsidiaries. Such appointments were effective as of 12:01 a.m. Eastern Time on June 3, 2019. In their capacities as CRO and DCRO, Ms. Marcero and Mr. Sweigart will report directly to the Board, will direct the Company’s management team, and are responsible for leading the implementation of Board-approved operational and financial restructuring initiatives, including but not limited to reviewing and restructuring the Company’s business plan for power generation sales and service.

Ms. Marcero, age 44, has been a Managing Director of Huron since 2010. Huron is a global consultancy focused on helping its clients drive growth, enhance performance and sustain leadership in the markets they serve. Ms. Marcero has almost 25 years of experience in complex general business matters, restructuring, transformational efforts, and mergers and acquisitions transactions in a variety of industries. During her time with Huron, Ms. Marcero has served Huron’s clients in capacities such as financial advisor, deputy chief restructuring officer, chief restructuring officer, and global advisor. Ms. Marcero is a Certified Public Accountant and a Certified Insolvency & Restructuring Advisor. She received her Bachelor of Business Administration degree from the Ross School of Business at the University of Michigan, Ann Arbor.

Except as described herein, there are no arrangements or understandings between Ms. Marcero and any other person pursuant to which she was selected as an officer of the Company, nor are there any transactions involving the Company in which Ms. Marcero has an interest that would be reportable under Item 404(a) of Regulation S-K.

Mr. Sweigart, age 43, has been a Senior Director of Huron since 2018, and, from 2002 to 2018, has held various positions within Huron, including Director prior to 2018.  Mr. Sweigart has over 20 years of experience providing business advisory services, including restructuring and turnaround, disputes and investigations, and evaluation of business operations for due diligence, business plan review, capital raising, and other business purposes. During his time with Huron, Mr. Sweigart has served Huron’s clients in capacities such as chief restructuring officer, financial advisor, and chief restructuring advisor. Mr. Sweigart is a Certified Insolvency & Restructuring Advisor. He earned his Bachelor of Science degree, with a double concentration in accounting and finance, from Indiana University’s Kelley School of Business at Bloomington.

Except as described herein, there are no arrangements or understandings between Mr. Sweigart and any other person pursuant to which he was selected as an officer of the Company, nor are there any transactions involving the Company in which Mr. Sweigart has an interest that would be reportable under Item 404(a) of Regulation S-K.

Under the Engagement Letter, the Company has agreed to provide Ms. Marcero and Mr. Sweigart, in their capacities as officers of the Company, with the indemnities provided by the Company to its officers and directors, in addition to the indemnification afforded to Huron under the terms of the Engagement Letter. The Company also agreed to provide Ms. Marcero and Mr. Sweigart with full coverage under applicable Company insurance policies protecting officers and directors from liability.

Pursuant to the Engagement Letter, Huron will bill for its services on an hourly basis in the range of $750 to $1025 per hour for Ms. Marcero’s services, in the range of $685 to $790 per hour for Mr. Sweigart’s services, and at other ranges depending on the title of the individual providing such services. Out of pocket expenses will be billed at the actual amounts incurred, and travel time during which no work is performed will be billed at 50% of regular hourly rates. Huron will also be entitled to a success fee of $500,000 based upon a successful restructuring, including, but not limited to, a resolution involving right sizing or extension of the business, and/or asset sales, and/or an extension of refinancing of the Company’s credit facility, or other events that the Board deems worthy of a success fee. Finally, prior to commencement of services under the Engagement Letter, the Company must pay Huron an additional $200,000 retainer, bringing the total retainer amount to $400,000.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

On June 4, 2019, the Board appointed Jennifer D. Arasimowicz to serve as the Company’s new Chief Commercial Officer and as an Executive Vice President of the Company. As a result of these appointments, Ms. Arasimowicz will serve as Chief Commercial Officer, Executive Vice President, General Counsel, and Corporate Secretary.

Jennifer D. Arasimowicz, age 47, has served as the Company’s Senior Vice President, General Counsel and Corporate Secretary since April 2017. In this position, Ms. Arasimowicz, a licensed attorney in Connecticut, New York and Massachusetts, is the chief legal officer and chief compliance officer of the Company, having responsibility for oversight of all of the Company’s legal and government affairs, and providing leadership in all aspects of the Company’s business, including compliance, corporate governance and board activities. Ms. Arasimowicz joined the Company in 2012 as Associate Counsel and was promoted to Vice President in 2014. Prior to joining the Company, Ms. Arasimowicz served as General Counsel of Total Energy Corporation, a New York based diversified energy products and services company providing a broad range of specialized services to utilities and industrial companies. Previously, Ms. Arasimowicz was a partner at Shipman & Goodwin, LLP in Hartford, Connecticut chairing the Utility Law Practice Group and began her legal career as an associate at Murtha Cullina, LLP. Ms. Arasimowicz earned her Juris Doctor at Boston University School of Law and holds a bachelor’s degree in English from Boston University.

There are no arrangements or understandings between Ms. Arasimowicz and any other person pursuant to which she was selected as an officer of the Company, nor are there any transactions involving the Company in which Ms. Arasimowicz has an interest that would be reportable under Item 404(a) of Regulation S-K.

On June 4, 2019, the Board appointed Michael S. Bishop to serve as an Executive Vice President of the Company. As a result of this appointment, Mr. Bishop will serve as Executive Vice President, Chief Financial Officer, and Treasurer.

Michael S. Bishop, age 51, has served as the Company’s Senior Vice President, Chief Financial Officer, and Treasurer since June 2011. He has more than 20 years of experience in financial operations and management with public high growth technology companies with a focus on capital raising, project finance, debt/treasury management, investor relations, strategic planning, internal controls, and organizational development. Since joining the Company in 2003, Mr. Bishop has held a succession of financial leadership roles including Assistant Controller, Corporate Controller and Vice President and Controller. Prior to joining the Company, Mr. Bishop held finance and accounting positions at TranSwitch Corporation, Cyberian Outpost, Inc. and United Technologies, Inc. He is a certified public accountant and began his professional career at McGladrey and Pullen, LLP. Mr. Bishop also served four years in the United States Marine Corps. Mr. Bishop received a Bachelor of Science in Accounting from Boston University in 1993 and a MBA from the University of Connecticut in 1999.

There are no arrangements or understandings between Mr. Bishop and any other person pursuant to which he was selected as an officer of the Company, nor are there any transactions involving the Company in which Mr. Bishop has an interest that would be reportable under Item 404(a) of Regulation S-K.

On June 4, 2019, the Board appointed Michael Lisowski to serve as the Company’s new Chief Operating Officer and as an Executive Vice President of the Company.

Michael Lisowski, age 49, has served as the Company’s Vice President of Global Operations since 2018, and, from 2001 to 2018, held various other positions within the Company, including Vice President of Supply Chain from 2010 to 2018. Mr. Lisowski is a senior global operations leader with 26 years of progressive operations experience in technology-driven businesses. In his position as the Company’s Vice President of Global Operations, Mr. Lisowski has been responsible for the Supply Chain, Manufacturing, Quality, Project Management, EH&S, and Plant Engineering functions of the Company. Additionally, while serving as Vice President of Supply Chain, Mr. Lisowski and his team were involved in the development and qualification of strategic suppliers for critical direct materials, as well as procurement of capital equipment in support of operations. Mr. Lisowski holds a Bachelor’s Degree in Communications and Business Administration from Western New England University and a Master’s Degree in Management, Global Supply Chain Integration from Rensselaer Polytechnic Institute.

There are no arrangements or understandings between Mr. Lisowski and any other person pursuant to which he was selected as an officer of the Company, nor are there any transactions involving the Company in which Mr. Lisowski has an interest that would be reportable under Item 404(a) of Regulation S-K.

On June 4, 2019, the Board appointed Anthony Leo to serve as the Company’s new Chief Technology Officer and as an Executive Vice President of the Company.

Anthony Leo, age 62, has served as the Company’s Vice President of Applications and Advanced Technologies since 2014, and, from 1978 to 2014, held various other positions with the Company, including Vice President of Application Engineering and Advanced Technology Development, Vice President of Applications and OEM Engineering, and Vice President of Product Engineering. Mr. Leo has held key leadership roles in the Company’s research, development, and commercialization of stationary fuel cell power plants for more than 30 years. In his position as the Company’s Vice President of Applications and Advanced Technologies, Mr. Leo has been responsible for Applications and Advanced Technology Development. In Mr. Leo’s other positions with the Company, he has been responsible for managing advanced research and development of rechargeable batteries and fuel cells, managing the first large-scale demonstration stationary fuel cell project, and establishing the Product Engineering group. Mr. Leo holds a Bachelor of Science in Chemical Engineering from Rensselaer Polytechnic Institute. He is currently serving on the U.S. Department of Energy Hydrogen and Fuel Cell Technical Advisory Committee.

There are no arrangements or understandings between Mr. Leo and any other person pursuant to which he was selected as an officer of the Company, nor are there any transactions involving the Company in which Mr. Leo has an interest that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: June 5, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer